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                                                                     EXHIBIT 5.1

                      [MORRIS, MANNING & MARTIN LETTERHEAD]
                         A LIMITED LIABILITY PARTNERSHIP
                                ATTORNEYS AT LAW
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                            TELEPHONE (404) 233-7000
                            FACSIMILE (404) 365-9532


                                January 18, 2000

Witness Systems, Inc.
1105 Sanctuary Parkway
Alpharetta, GA  30004

         Re:      Registration Statement on Form S-1

Gentlemen:


         We have acted as counsel for Witness Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), of a proposed offering of an aggregate of 4,370,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), consisting of 3,800,000 shares of the Common Stock being offered by the Company (the "Company Shares"). In addition, the Company and a selling stockholder has granted to the underwriters an option to purchase 570,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").


         We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Company Shares and any Over-Allotment Shares being sold, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.

         The opinions set forth herein are limited to the laws of the State of Delaware and applicable federal laws. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.
                                       Very truly yours,

                                       MORRIS, MANNING & MARTIN
                                       a Limited Liability Partnership


                                       By: /s/ Jeffrey L. Schulte
                                           ---------------------------
                                           Jeffrey L. Schulte, Partner